UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

LEAFBUYER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	39-3944821
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6888 S. Clinton Street, Suite 300, Greenwood Village, Colorado	80108
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☒

Securities Act registration statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share, of Leafbuyer Technologies, Inc., a Nevada corporation (the “Registrant”), to be registered hereunder, is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission on November 24, 2015, as amended, and is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, by and among AP Event, Inc., LB Media Group, LLC and LB Acquisition Corp. (as filed as Exhibit 2.1 to the Current Report on Form 8-K filed on March 29, 2017)
3.1	Amended and Restated Articles of Incorporation (as filed as Exhibit 3.1 to the Current Report on Form 8-K filed on March 29, 2017)
3.2	Bylaws (as filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed on November 24, 2015)
4.1	Specimen Stock Certificate
10.1	Form of Subscription Agreement (as filed as Exhibit 4.1 to the Current Report on Form 8-K filed on March 29, 2017)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEAFBUYER TECHNOLOGIES, INC.

Date: October 12, 2017	By:	/s/ Kurt Rossner
		Name:	Kurt Rossner
		Title:	President, Director